SCHEDULE 14C
(RULE 14C-101)
INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. _______)

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X	Definitive information statement

Delaware Group Equity Funds IV
Delaware VIP Trust

 (Name of Registrant as Specified in Its Charter)

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DELAWARE GROUP® EQUITY FUNDS IV
Delaware Growth Equity Fund

DELAWARE VIP® TRUST
Delaware VIP Growth Equity Fund

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

JOINT INFORMATION STATEMENT
This Joint Information Statement is being furnished on behalf of the Board of Trustees (“Trustees” or “Board”) of Delaware Group Equity Funds IV and Delaware VIP Trust (each a “Trust” and collectively the “Trusts”) to inform shareholders of Delaware Growth Equity Fund and Delaware VIP Growth Equity Series (collectively, the “Funds”) about recent changes related to the Funds’ sub-advisory arrangements.  The changes were approved by the Board of the Trusts on the recommendation of the Funds’ investment manager, Delaware Management Company (“DMC” or the “Manager”), without shareholder approval as is permitted by an order of the U.S. Securities and Exchange Commission (“SEC”).  WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.
A Notice of Internet Availability of Joint Information Statement relating to this Joint Information Statement (“Notice”) was mailed beginning on or about September 9, 2021 to shareholders of record of each Fund as of August 31, 2021 (the “Record Date”).  The Joint Information Statement is being made available on the Funds’ website at delawarefunds.com/literature for Delaware Growth Equity Fund and delawarefunds.com/vip-literature for Delaware VIP Growth Equity Series on or about September 9, 2021 until at least December 15, 2021. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP Growth Equity Series only), or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.
INTRODUCTION
Pursuant to “manager of managers” authority, the Manager, subject to approval by the Board, is permitted to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trust or the Manager, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval. Section 15(a) of the Investment Company Act of 1940, as amended (the “1940 Act”), generally requires that the shareholders of a mutual fund approve an agreement pursuant to which a person serves as investment advisor or sub-advisor of the fund. In order to use the “manager of managers” authority discussed above, the Manager, the Trust, and certain affiliates requested and received an exemptive order from the SEC on January 17, 2017 (the “SEC Order”).  The SEC Order exempts the Manager, the Trust and other affiliates from certain of the shareholder approval requirements of Section 15(a) of the 1940 Act and allows the Trust’s Board, subject to certain conditions, to appoint new sub-advisors and approve new sub-advisory agreements on behalf of the Trust without shareholder approval.  The Manager has ultimate responsibility (subject to oversight by the Board) to supervise the sub-advisors and recommend the hiring, termination, and replacement of the sub-advisors to the Board.

The Manager had previously entered into a sub-advisory agreement with Smith Asset Management Group, L.P. (“SAMG”) with respect to the Funds.  Effective on July 1, 2021, SAMG entered into a partnership agreement (the “Partnership Agreement””) with Cantor Fitzgerald Investment Advisors, L.P., a subsidiary of Cantor Fitzgerald, L.P. (“Cantor”).  Pursuant to the Partnership Agreement, SAMG owns 49% and Cantor owns 51% of Smith Asset Management Group, LLC, which is the successor registered investment advisor to SAMG (“Smith” and together with SAMG, the “Sub-Advisor”).  In addition, Steve Smith continues as chief executive officer and John Brim continues as chief investment officer of the Sub-Advisor.  The Partnership Agreement also will not result in any changes to the portfolio management team managing the Funds.

Under the 1940 Act, however, the Partnership Agreement triggered a change-in-control of SAMG that resulted in the automatic termination of its sub-advisory agreement with the Manager relating to the Funds.  In order to permit the Sub-Advisor to continue to sub-advise the Funds, and consistent with the terms of the SEC Order, the Board, including a majority of the Trustees who are not “interested persons” of the Trust or the Manager (the “Independent Trustees”), approved a new sub-advisory agreement between the Manager and the Sub-Advisor as it relates to the Funds (the “New Sub-Advisory Agreement”).

The Trusts and the Manager have agreed to comply with certain conditions when acting in reliance on the relief granted in the SEC Order. These conditions require, among other things, that, within ninety (90) days of hiring a new sub-advisor, the affected fund will notify the shareholders of the fund of the changes. The Notice provides such notice of the changes and this Information Statement presents additional details regarding the Sub-Advisor and the New Sub-Advisory Agreement.

THE INVESTMENT MANAGER
The Manager is located at 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354, and is a series of Macquarie Investment Management Business Trust, which is an indirect subsidiary of Macquarie Management Holdings, Inc. (“MMHI”), which in turn is an indirect subsidiary, and subject to the ultimate control, of Macquarie Group Limited (“Macquarie”).  The Manager is registered as an investment advisor with the SEC under the Investment Advisers Act of 1940, as amended.
The Manager provides investment advisory services to the Fund pursuant to an investment management agreement dated January 4, 2010, as amended July 19, 2019, between the Trust and the Manager, as amended (the “Management Agreement”).  The Management Agreement was most recently renewed by the Board, including a majority of the Independent Trustees, at a meeting on August 11-12, 2021. The Trust employs the Manager to generally manage the investment and reinvestment of the assets of the Funds.  In so doing, the Manager may hire one or more sub-advisors to carry out the investment program of the Funds, subject to the approval of the Board. The Manager continuously reviews and supervises the investment program of the Funds. The Manager furnishes regular reports to the Board regarding the investment program and performance of the Funds.

Pursuant to the Management Agreement, the Manager has full discretion and responsibility, subject to the overall supervision of the Board, to select and contract with one or more investment sub-advisors, to manage the investment operations and composition of the Funds, and to render investment advice for the Funds, including the purchase, retention, and disposition of investments, securities and cash held by the Funds. The Management Agreement obligates the Manager to implement decisions with respect to the allocation or reallocation of each Fund’s assets among one or more current or additional sub-advisors, and to monitor the sub-advisors’ compliance with each Fund’s investment objective, policies, and restrictions. Under the Management Agreement, the Trust will bear the expenses of conducting its business. In addition, the Manager pays the salaries of all officers and Trustees of the Trust who are officers, directors, or employees of the Manager or its affiliates.

For these services, each Fund pays the Manager a fee calculated at an annual rate of  0.65% on average daily net assets up to $500 million; 0.60% on average daily nets from $500 million to $1 billion; 0.55% on average daily net assets from $1 billion to $2.5 billion; and 0.50% on average daily net assets in excess of $2.5 billion.

For the Delaware Growth Equity Fund, the Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any acquired fund fees and expenses, taxes, interest, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and nonroutine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) in order to prevent total annual fund operating expenses from exceeding 1.17%, 0.86%, and 0.79% of the Fund’s average daily net assets for Class A shares, Institutional Class shares and Class R6 shares, respectively, from January 28, 2021 through January 31, 2022. These waivers and reimbursements may only be terminated by agreement of the Manager and the Fund. After giving effect to the fee waiver and expense reimbursements, the Manager received advisory fees of $2,556,340 from the Fund for the fiscal year ended September 30, 2020.

For the Delaware VIP® Growth Equity Series, the Manager has contractually agreed to waive all or a portion of its investment advisory fees and/or pay/reimburse expenses (excluding any acquired fund fees and expenses, taxes, interest, short sale dividend and interest expenses, brokerage fees, certain insurance costs, and nonroutine expenses or costs, including, but not limited to, those relating to reorganizations, litigation, conducting shareholder meetings, and liquidations) in order to prevent total annual series operating expenses from exceeding 0.80% of the Series’ average daily net assets from April 30, 2021 through April 30, 2022. These waivers and reimbursements may only be terminated by agreement of the Manager and the Fund. After giving effect to the fee waiver and expense reimbursements, the Manager received advisory fees of $382,786 from the Fund for the fiscal year ended December 31, 2020.

The key executives of the Manager and their principal occupations are: Shawn K. Lytle, President/Chief Executive Officer; David F. Connor, Senior Vice President/General Counsel/Secretary; Richard Salus, Senior Vice President/Chief Financial Officer; Michael F. Capuzzi, Senior Vice President/U.S. Chief Operating Officer; and; Brian L. Murray, Senior Vice President/Chief Compliance Officer.  The address of each person listed is 100 Independence, 610 Market Street, Philadelphia, PA 19106-2354. Shawn K. Lytle is also a Trustee for the Funds.

SMITH ASSET MANAGEMENT GROUP
The Sub-Advisor is located at 100 Crescent Court, Suite 1150, Dallas, Texas 75201.  As of June 30, 2021, it managed more than $2.5 billion in assets for institutional and individual clients.

Although the Sub-Advisor serves as the Funds’ sub-advisor, the Manager has ultimate responsibility for all investment advisory services. The Manager has entered into the New Sub-Advisory Agreement with the Sub-Advisor and compensates it out of the investment advisory fees it receives from the Funds. There will be no increase in the advisory fees paid by the Funds to the Manager as a consequence of the reappointment of the Sub-Advisor and the implementation of the New Sub-Advisory Agreement. The Sub-Advisory Agreement between the Sub-Advisor and the Manager is effective July 1, 2021.
The Sub-Advisor does not serve as an investment advisor or sub-advisor to any registered investment companies that have an investment objective similar to the Funds’ investment objective.
The names and principal occupations of the principal executive officers and/or directors of the Sub-Advisor are listed below. The address of each principal executive officer and/or director listed below, as it relates to the person’s position with The Sub-Advisor, is 100 Crescent Court, Suite 1150, Dallas, Texas 75201:
Name	Position
Stephen Smith	Chief Executive Officer
John Brim	Chief Investment Officer
Lucinda Neumann	President and Chief Operating Officer

APPROVAL OF REAPPOINTMENT OF SMITH ASSET MANAGEMENT GROUP AS SUB-ADVISOR TO THE FUND
The New Sub-Advisory Agreement was approved by the Board. Under the New Sub-Advisory Agreement, and in accordance with applicable laws and regulations, the Sub-Advisor agrees to provide the Manager with all books and records relating to the transactions it executes and render for presentation to the Board such reports as the Board may reasonably request.  The New Sub-Advisory Agreement provide for the Manager to pay the Sub-Advisor a fee based on the extent to which it provides services to the Funds. The Sub-Advisor is compensated from the fees that the Manager received from the Funds.

The New Sub-Advisory Agreement may be terminated at any time, without the payment of a penalty, by:  (i) the Manager with written notice to the Sub-Advisor; (ii) the Trust pursuant to action by the Board or pursuant to the vote of a majority of the outstanding voting securities of a Fund, with written notice to the Sub-Advisor; or (iii) the Sub-Advisor with written notice to the Manager and the Trust, each on not less than 60 days’ notice to the required parties.

The New Sub-Advisory Agreement provide that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard in the performance of its duties, The Sub-Advisor, any of their affiliates, or any of their controlling persons, members, officers, directors, employees or agents, will not be liable for any action or omission connected with rendering services, or for any losses that may be sustained in connection with its activities as sub-advisor to the Funds.

THE MANAGER’S RECOMMENDATION AND THE BOARD’S CONSIDERATIONS

At a meeting held on May 26-27, 2021, the Board, including the Independent Trustees, approved the reappointment of the Sub-Advisor to manage the Funds following the effective date of the Partnership Agreement on July 1, 2021 and approved the New Sub-Advisory Agreement.
In considering the New Sub-Advisory Agreement, the Independent Trustees received assistance and advice from, and met separately with, their independent counsel. In this regard, the Independent Trustees reviewed with independent counsel their legal duties and obligations in connection with the approval of the new sub-advisory agreement and discussed, in detail, thematters related to such approval. Materials prepared by the Manager in connection with the approval of the New Sub-Advisory Agreement were provided to the Independent Trustees in advance of the Meeting. While attention was given to all information furnished, the following discusses several of the primary factors relevant to the Board’s decision. This discussion of the information and factors considered by the Board (as well as the discussion above) is not intended to be exhaustive, but rather summarizes certain factors considered by the Board. In view of the wide variety of factors considered, the Board did not, unless otherwise noted, find it practicable to quantify or otherwise assign relative weights to the following factors. In addition, individual Trustees may have assigned different weights to various factors.

Nature, Extent and Quality of Services. In considering the nature, extent and quality of the services to be provided by the Sub-Advisor, the Board specifically considered that the new sub-advisory agreement contains substantially similar provisions to those in the prior sub-advisory agreement between the Manager and the Sub-Advisor with respect to the Funds. The Board reviewed materials provided by the Sub-Advisor regarding its experience and the qualifications of its personnel, and placed weight on the Sub-Advisor’s representation that there were no planned changes to its personnel responsible for security selection and portfolio management of the Funds’ assets managed by the Sub-Advisor in connection with the pending change of control. The quality of the services provided by the Sub-Advisor was also considered, primarily with respect to the investment performance of the Funds. The Board was also satisfied with the Sub-Advisor’s adherence to the investment policies and restrictions of the Funds, as well as their adherence to various Fund compliance and other procedures. Based upon these considerations, the Board determined that the nature, extent and quality of the services contemplated under the New Sub-Advisory Agreement were substantially similar to those provided under the previous sub-advisory agreement and satisfactory to the Board.

Investment Performance. The Board placed significant emphasis on the Sub-Advisor’s prior investment performance. While consideration was given to performance reports and discussions throughout the year, particular attention was given to The Sub-Advisor’s performance to date relative to the Funds’ peers and benchmark. The Board was satisfied with such performance. As noted above, the Board placed weight on the Sub-Advisor’s representation that there are no planned changes with respect to the Sub-Advisor personnel currently responsible for security selection and portfolio management of the Funds in connection with the pending change of control. The Board considered the information and analysis presented, the benefits to the Funds of retaining the Sub-Advisor as a sub-advisor, and the high quality of portfolio management services expected to be provided by it under the New Sub-Advisory Agreement and concluded that the Sub-Advisor would be able to provide acceptable performance going forward.

Advisory Fees; Profitability; and Economies of Scale. The Board received a description of the fees to be charged by the Sub-Advisor under the New Sub-Advisory Agreement, which showed them to be identical to the sub-advisory fees charged under the prior sub-advisory agreement. The Board was also provided with information showing that the fees contemplated under the New Sub-Advisory Agreement were competitive with those charged by the Sub-Advisor to other comparable investment companies or accounts. The Board was informed that the Sub-Advisor may receive certain fallout benefits in connection with their relationship with the Funds, such as soft- dollar arrangements. The Board also noted that the management fees paid by the Funds to the Manager would stay the same at current asset levels, and that the Manager’s profitability is not expected to be impacted following approval of the New Sub-Advisory Agreement. The Board was also provided with profitability information with respect to the Sub-Advisor. The Trustees also noted that economies of scale are shared with the Funds and their shareholders through investment management fee breakpoints so that as the Funds grow in size, their effective investment management fee rates decline. Based upon such facts, the Board concluded that the fees to be charged by the Sub-Advisor under the New Sub-Advisory Agreement were fair and reasonable in relation to the services contemplated under the New Sub-Advisory Agreement.

GENERAL INFORMATION
Distributor

The Funds’ distributor, Delaware Distributors, L.P. (“Distributor”), located at 100 Independence Place, 610 Market Street, Philadelphia, PA 19106, serves as the national distributor of the Trust’s shares under a Distribution Agreement dated May 15, 2003, as amended and restated January 4, 2010. The Distributor is an affiliate of the Manager and bears all of the costs of promotion and distribution, except for payments by the share classes of the Fund under their respective Rule 12b-1 Plans. The Distributor is an indirect subsidiary of MMHI, and, therefore, of Macquarie. The Distributor has agreed to use its best efforts to sell shares of the Funds. Shares of the Funds are offered on a continuous basis by the Distributor and may be purchased through authorized investment dealers or directly by contacting the Distributor or the Trusts. The Board annually reviews fees paid to the Distributor.

Transfer Agent, Administrator, and Fund Accountant

Delaware Investments Fund Services Company (“DIFSC”), located at 100 Independence Place, 610 Market Street, Philadelphia, PA 19106-2354, serves as the Trusts’ shareholder servicing, dividend disbursing, and transfer agent. DIFSC provides fund accounting and financial administration oversight services to the Funds. Those services include overseeing the Funds’ pricing process, the calculation and payment of Fund expenses, and financial reporting in shareholder reports, registration statements, and other regulatory filings. Additionally, DIFSC manages the process for the payment of dividends and distributions and the dissemination of Fund net asset values and performance data.  DIFSC is an affiliate of the Manager, and is an indirect subsidiary of MMHI and, therefore, of Macquarie.

The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286-0001, provides fund accounting and financial administration services to the Fund. Those services include performing functions related to calculating the Funds’ net asset value and providing financial reporting information, regulatory compliance testing and other related accounting services.

Payments to Affiliated Brokers

During the last fiscal year, the Funds did not pay any commissions to any affiliated broker.

Shares Outstanding

As of the Record Date, the Delaware Growth Equity Fund had 29,890,802.275 Class A, 4,109,803.574 Institutional Class, and 94,704.382 Class R6 shares outstanding.

As of the Record Date, the Delaware VIP Growth Equity Series had 5,251,662.314 Standard Class shares outstanding.

Record of Beneficial Ownership

As of the Record Date, the Manager believes that there were no beneficial owners holding 5% or more of the total outstanding shares of any Class of shares of the Funds other than those listed on Exhibit A.  As of August 31, 2021, the Manager believes that each Fund’s officers and Trustees directly owned less than 1% of the outstanding shares of each Class of the Fund.

Householding

Only one copy of the Notice may be mailed to households, even if more than one person in a household is a shareholder of record of a Fund as of the Record Date, unless a Trust has received instructions to the contrary. Additional copies of the Notice or copies of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP® Growth Equity Series only), or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918. If you do not want the mailing of the Notice or the Joint Information Statement, as applicable, to be combined with those for other members of your household in the future, or if you are receiving multiple copies and would rather receive just one copy for the household, please contact your participating securities dealer or other financial intermediary, your insurance company (for Delaware VIP Growth Equity Series only) or, if you own Fund shares directly through the Funds’ service agent, by calling the Funds’ service agent.

Financial Information

Shareholders can obtain a copy of the Funds’ most recent Annual and Semiannual Reports, without charge, by contacting your financial intermediary, insurance company (for Delaware VIP Growth Equity Series only) or calling the Delaware Funds by Macquarie Service Center at 800 523-1918.

EXHIBIT A
As of the Record Date, management believes the following shareholders held of record 5% or more of the outstanding shares of each class of the Fund.

Fund/Class	Name and Address of Account	Ownership Percentage
Delaware Growth Equity Fund – Class A	MATRIX TRUST COMPANY CUST. FBO PEN SERV DELAWARE/FORESTERS 717 17TH STREET SUITE 1300 DENVER CO 80202	23.32%
Delaware Growth Equity Fund – Inst. Class	CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCT FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105	80.24%
	NATIONAL FINANCIAL SERVICES LLC (FBO) OUR CUSTOMERS ATTN MUTUAL FUNDS DEPARTMENT 4TH FLOOR 499 WASHINGTON BLVD JERSEY CITY NJ 07310	8.81%
Delaware Growth Equity Fund – Class R6	DCGT AS TTEE AND/OR CUST FBO PLIC VARIOUS RETIREMENT PLANS OMNIBUS ATTN NPIO TRADE DESK 711 HIGH STREET DES MOINES, IA 50392	71.52%
	MATRIX TRUST COMPANY CUST. FBO PENSERV PENSELECT SMARTSAV 717 17TH STREET SUITE 1300 DENVER CO 80202	22.75%
Delaware VIP Growth Equity Series – Standard Class	FIRST INVESTORS LIFE LEVEL PREMIUM VARIABLE LIFE INSURANCE SEPARATE ACCOUNT B 40 WALL ST NEW YORK NY 10005	42.09%
	FIRST INVESTORS LIFE SEPARATE ACCOUNT E 40 WALL ST NEW YORK NY 10005	15.56%
	FIRST INVESTORS LIFE	21.51%

VARIABLE ANNUITY FUND C 40 WALL ST NEW YORK NY 10005
FIRST INVESTORS LIFE VARIABLE ANNUITY FUND D 40 WALL ST NEW YORK NY 10005	20.84%

DELAWARE GROUP® EQUITY FUNDS IV
Delaware Growth Equity Fund
DELAWARE VIP® TRUST
Delaware VIP Growth Equity Fund

100 Independence, 610 Market Street
Philadelphia, PA 19106-2354

NOTICE OF INTERNET AVAILABILITY
OF JOINT INFORMATION STATEMENT

This communication presents only an overview of the more complete Joint Information Statement that is available to you on the Internet or by mail relating to the Delaware Group Equity Funds IV and Delaware VIP Trust (collectively, the “Trusts”) on behalf of each of their respective series, Delaware Growth Equity Fund and Delaware VIP Growth Equity Series (each a “Fund” and collectively, the “Funds”). We encourage you to access and review all of the important information contained in the Joint Information Statement, available online at:  delawarefunds.com/literature for Delaware Growth Equity Fund and delawarefunds.com/vip-literature for Delaware VIP Growth Equity Series.

The Joint Information Statement details the approval of a new sub-advisory agreement with Smith Asset Management Group, L.P. (“Smith”) due to a change-in-control of Smith. A more detailed description of the Smith and its businesses, information about its sub-advisory agreement, and the reasons the Boards of Trustees (the “Board”) of the Trusts reappointed Smith as a sub-advisor, are included in the Joint Information Statement.

Delaware Management Company, the Funds’ investment advisor (“DMC”) employs a “manager of managers” arrangement in managing the assets of the Trusts. In connection therewith, the Trusts and the Manager rely on an exemptive order from the U.S. Securities and Exchange Commission (the “SEC Order”), which permits DMC, with the approval of the Board, to hire, terminate, or replace sub-advisors who are affiliated or unaffiliated with the Trusts or DMC, and to enter into and modify material terms and conditions of the related sub-advisory agreements without shareholder approval.

Pursuant to the SEC Order, this Notice of Internet Availability of Joint Information Statement is being mailed beginning on or about September 9, 2021 to shareholders of record of the Funds as of August 31, 2021. The full Joint Information Statement is available on the Funds’ websites at delawarefunds.com/literature for Delaware Growth Equity Fund and delawarefunds.com/vip-literature for Delaware VIP Growth Equity Series on or about September 9, 2021 until at least December 15, 2021. A paper or e-mail copy of the Joint Information Statement may be obtained, without charge, by contacting your financial intermediary, your insurance company (for Delaware VIP Growth Equity Series only) or calling the Delaware Funds® by Macquarie Service Center at 800 523-1918.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.